EXHIBIT 11

               INDUSTRIAL DATA SYSTEMS CORPORATION AND SUBSIDIARY

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                   PAGE 1 OF 2

                                                          DAYS       Weighted
                                            SHARES    OUTSTANDING     SHARES
                                            ------    -----------    --------
Quarter Ended June 30, 1996:

Balance March 31, 1996 ...............    10,630,000      90       10,630,000

Common Stock Issuances ...............             0       0                0
                                          ----------              -----------

Balance June 30, 1996 ................    10,630,000               10,630,000
                                          ==========              ===========

SIX MONTH ENDED JUNE 30, 1996:

Balance December 31, 1995 ............    10,630,000     180       10,630,000

Common Stock Issuances ...............             0       0                0
                                          ----------              -----------

Balance June 30, 1996 ................    10,630,000               10,630,000
                                          ==========              ===========

QUARTER ENDED JUNE 30, 1997:

Balance March 31, 1997 ...............    12,723,718      90       12,723,718

Common Stock Issuances ...............             0       0                0
                                          ----------              -----------

Balance June 30, 1997 ................    12,723,718               12,723,718
                                          ==========              ===========

SIX MONTH ENDED JUNE 30, 1997:

Balance December 31, 1996                 13,129,999     180       13,129,999

Common Stock Issuances                             0     135        (304,710)
                                          ----------              -----------

Balance June 30, 1997                     12,723,718              12,825,289
                                          ==========              ===========

               INDUSTRIAL DATA SYSTEMS CORPORATION AND SUBSIDIARY

                        CALCULATION OF EARNINGS PER SHARE

                                   PAGE 2 OF 2

                                                Quarter Ended                           Six Months Ended
                                                   June 30                                  June 30
                                        -------------------------------         -------------------------------

                                             1997               1996               1997                1996
                                             ----               ----               ----                ----
PRIMARY:

Weighted average number of
     shares of common stock ...........  12,723,718          10,630,000          12,825,289          10,630,000
Assumed exercise of certain
     stock options ....................        --                  --                  --                  --
Assumed exercise of stock warrants ....        --                  --                  --                  --
                                        -----------         -----------         -----------         -----------
                                         12,723,718          10,630,000          12,825,289          10,630,000
                                        ===========         ===========         ===========         ===========

Net income (loss) ..................... $   187,166         $   135,877         $   241,559         $   236,671
                                        ===========         ===========         ===========         ===========
PRIMARY EARNINGS PER SHARE:
Net income (loss) ..................... $      .015         $      .013         $      .019         $      .022
                                        ===========         ===========         ===========         ===========

FULLY-DILUTED:

Weighted average number of
     shares of common stock ...........  12,723,718          10,630,000          12,825,289          10,630,000
Assumed exercise of certain
     stock options ....................        --                  --                  --                  --
Assumed exercise of stock warrants ....        --                  --                  --                  --
                                        -----------         -----------         -----------         -----------
                                         12,723,718          10,630,000          12,825,289          10,630,000
                                        ===========         ===========         ===========         ===========

Net income (loss) ..................... $   187,166         $   135,877         $   241,559         $   236,671
                                        ===========         ===========         ===========         ===========
PRIMARY EARNINGS PER SHARE:
Net income (loss) ..................... $      .015         $      .013         $      .019         $      .022
                                        ===========         ===========         ===========         ===========